AMENDMENT NO. 5 TO SHAREHOLDER SERVICES AGREEMENT

THIS AMENDMENT NO. 5 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment"), effective as of June 1 , 2011, is entered into by and among PRINCIPAL LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

The parties have previously entered into a Shareholder Services Agreement dated as of April 1, 1999, as amended (the "Agreement") and have now agreed to amend the Agreement by the terms of this Amendment to set forth their roles and responsibilities for complying with Rule 498 of the Securities Act of 1933 ("Rule 498").

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.    Definitions

As used in this Amendment:

"Fund Documents" means each Fund 's current Summary Prospectus, Statutory Prospectus, Statement of Additional Information, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the Investment Company Act of 1940 (the "1940 Act").

"Statement of Additional Information" means the statement of additional information required by Part B of Form N-1A.

"Statutory Prospectus" means a prospectus that satisfies the requirements of section 10(a) of the Securities Act of 1933.

"Summary Prospectus" has the same meaning as set forth in Rule 498.

2.    Agreements

(a)    ACIM and ACTS agree that:

(i)    Summary Prospectuses and the Web site hosting of the Fund Documents required under Rule 498 will comply in all material respects with the requirements of such Rule that are applicable to them and the Funds;

(ii)    They have reasonable procedures in place to ensure that Fund Documents are available in the manner required by Rule 498;

(iii)    They will be responsible for compliance with the provisions of Rule 498 involving Contract owner requests for additional Fund Documents made directly to either of them or to one of their respective affiliates;

(iv)    At the Company’s request, they will provide URLs to the Company for use with Company's electronic delivery of Fund Documents or on the Company’s website. The Company agrees to be solely responsible for the maintenance of such Web links; and

(v)	They shall provide the Company with at least 60 days advance written notice of their intent to cease using the Summary Prospectus delivery option.

(b)    The Company agrees that:

(i)    It will be responsible for compliance with the provisions of Rule 498 involving Contract owner requests for additional Fund Documents made directly to the Company or one of its affiliates; and

(ii)     It will be responsible for compliance with the provisions of Rule 498 applicable to it.

(c)	Each party agrees with the other that:

(i)    All other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable; and

(ii)    The Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company.

3.    Miscellaneous

(a)    Entire Agreement; Restatement.

(i)    This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)    Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)    Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)    Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment with effect from the date first above written.

PRINCIPAL LIFE INSURANCE COMPANY	AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/s/ Sara Wiener	/s/ Otis H. Cowan
By: ____________________________	By: ____________________________
Name: Sara Wiener	Name: Otis H. Cowan
Title: Director –Product Mgmt	Title: Vice President

AMERICAN CENTURY INVESTMENT SERVICES, INC.

/s/ Cindy A. Johnson
By: ____________________________
Name: Cindy A. Johnson
Title: Vice President